Exhibit 10.16

Loan Agreement

This LOAN AGREEMENT (this “Agreement”), dated December 22, 2010, is made in Shenzhen by and among:

(1)           Zou Shenglong, a resident of the People’s Republic of China (the “PRC”) with ID No. ####;

(2)           Cheng Hao, a PRC resident with ID No. ####;

(3)           Wang Fang, a PRC resident with ID No. ####;

(4)           Shi Jianming, a PRC resident with ID No. ####;

(5)           Guangzhou Shulian Information Investment Co., Ltd., a domestic company with limited liabilities incorporated under the PRC laws, with legal address at [Room 404, 1069 Xiagang Avenue, Guanghzou Economy & Technology Development Zone, Guangdong, PRC];

(Zou Shenglong, Cheng Hao, Wang Fang, Shi Jianming, and Guangzhou Shulian Information Investment Co., Ltd., individually, the “Borrower”; collectively, the “Borrowers”).

And

(6)           Giganology (Shenzhen) Ltd., a wholly foreign owned enterprise established under laws of the PRC, with registered address at 11th Floor, Shuguang Plaza, South District of High-tech Park, Nanshan District, Shenzhen, Guangdong, PRC. (the “Lender”)

(Each of the Borrower and the Lender, the “Party”; Collectively, the “Parties”)

WHEREAS

(A)          Shenzhen Xunlei Networking Technologies Co., Ltd. (“Shenzhen Xunlei”), a limited liability company established under laws of the PRC, with registered address at 7th and 8th Floors, 11th Building, Shenzhen Software Park, Ke Ji Zhong Er Road, Nanshan District, Shenzhen, Guangdong, the PRC.  It has a registered capital of RMB 10 million, and its current registered shareholders consist of Zou Shenglong, Cheng Hao, Wang Fang, Shi Jianming and Guangzhou Shulian Information Investment Co., Ltd.

(B)           The Lender has made oral agreement with each of the Borrowers in March 2006 according to which the Lender agreed to make lending at a total amount equal to the Loan (as defined hereinafter) to each of the Borrowers for the sole purpose of increasing the capital contribution from each of the Borrowers to Shenzhen Xunlei. However, no payment of such lending has been made to each of the Borrowers due to reasons of the Lender, and each of the Borrowers has increased its capital contribution to Shenzhen Xunlei from their own funds.  Shenzhen Xunlei increased its registered capital to RMB 10 million from RMB 1 million in June 2006.  None of the Parties has made any agreement in writing in respect of the matters previously described under this Paragraph (B).  For the purpose of confirming such matters as well as defining the rights and obligations among the Parties, the Parties hereby agree and confirm as follows:

1.             DEFINITIONS

1.1           In this Agreement:

“Debt” means any amount outstanding under the Loan;

“Effective Date” means the date on which this Agreement is duly signed by the Parties;

“Loan” means the loan denominated in RMB extended to the Borrower from the Lender;

“PRC” means the People’s Republic of China, excluding Hong Kong, Macau Special Administrative Regions and Taiwan for purpose of this Agreement; and

“These Rights” have the meaning ascribed to it under Section 8.5.

1.2           In this Agreement, reference to:

“Section” means any section of this Agreement, unless otherwise required under its context;

“Taxes” include any taxes, charges, duties and similar levies (including without limitation any penalty or interest arising from failure to or delay in payment of such taxes); and

Each of the Borrower and the Lender will include its permitted successors and assigns for its own benefits.

1.3           Unless otherwise provided, reference to this Agreement or any other agreement or document will its amendment, modification, replacement or supplement from time to time.

1.4           Headings are inserted for convenience only.

1.5           Unless otherwise required under the context, singular forms include plural forms, and vice versa.

2.             AMOUNT AND INTEREST RATE OF THE LOAN

2.1           It is confirmed that the Lender will provide to the Borrowers the Loan in an aggregate amount of RMB 9 million, of which:

An amount equal to RMB 2.52 million will be provided to Zou Shenglong;

An amount equal to RMB 2.25 million will be provided to Cheng Hao;

An amount equal to RMB 0.18 million will be provided to Wang Fang;

An amount equal to RMB 2.25 million will be provided to Shi Jianming; and

An amount equal to RMB 1.8 million will be provided to Guangzhou Shulian Information Investment Co., Ltd.

2.2           The Loan will have an interest rate of zero, which means no interest is be accruable and payable upon the Loan.

3.            REPAYMENT

3.1           The Loan will have a term of two years commencing from the date of this Agreement.  It is agreed that, unless otherwise instructed by the Lender, the Loan is automatically extendable for one year upon each of its expiration until the Loan is repaid in its entirety by the Borrowers under this Agreement. During the term of this Agreement or any of its extension, the Lender may at its absolute discretion require repayment of any part or all of the Debt from any of the Borrowers at any time.

3.2           Unless otherwise agreed by the Parties, the Loan will not be deemed in full repayment by the Borrowers until and unless each of the Borrowers transfers all of its shares in Shenzhen Xunlei to the Lender or any third party nominated by the Lender at the request of the Lender.

3.3           Without prior written consent from the Lender, none of the Borrowers may make early repayment of any of the Loan by cash or in any other non-equity form after it draws down any amount of the Loan.

3.4           Without written consent of the Lender, none of the Borrowers may transfer its shares in Shenzhen Xunlei to any third party or make any other disposal of such shares, including without limitation the creation of any pledge thereupon.

4.             TAXES

The Lender will pay any and all Taxes relating to the Loan.

5.             CONFIDENTIALITY

5.1           Each of the Borrowers is obliged to keep in confidence (i) the execution, performance and the provisions of this Agreement, and (ii) any business secrets, proprietary information and customer information to its knowledge or it receives from the Lender in connection with the execution and performance of this Agreement (collectively, the “Confidential Information”), either before or after the termination of this Agreement.  The Borrowers may not use the Confidential Information for any purpose other than performing any of its obligations under this Agreement.  Without prior consent of the Lender, none of the Borrowers may disclose any Confidential Information to any third party and, if it fails to do so, will be held liable for breach of this Section 5.1 as well as any loss incurred by the Lender arising from such breach.

5.2           Upon termination of this Agreement, each of the Borrowers will return, destroy or otherwise dispose any and all documents, materials and software incorporating the Confidential Information at the request of the Lender.

5.3           Notwithstanding anything to the contrary under this Agreement, the provisions under this Section 5 will survive termination or expiration of this Agreement.

6.             NOTICES

6.1           Any notices, requests, demands and other communications required under or in connection with this Agreement will be made in writing.

6.2           Any of such notices or communications will be deemed given to the addressee, if by facsimile or telex, when it is sent; if by hand, upon its delivery; if by mail, five days after it is deposited with the mail service provider.

7.             BREACH LIABILITY

7.1           Each of the Borrowers warrants that it will indemnify and hold harmless the Lender against any actions, expenses, claims, costs, damages, demands, charges, liabilities, losses and proceedings arising from breach of any of obligations under this Agreement by such Borrower.

7.2           Notwithstanding anything to the contrary under this Agreement, the provisions under this Section 7 will survive termination or expiration of this Agreement.

8.             MISCELLANEOUS

8.1           This Agreement is made in Chinese in six original copies, with each Party holding one copy.

8.2           The execution, validity, performance, amendment, interpretation and termination of this Agreement will be govern by the PRC laws.

8.3           Any dispute arising from or in connection with this Agreement shall be resolved by the Parties through friendly negotiations and, if negations fail within 30 days upon occurrence of the dispute, shall be submitted to China International Trade and Economic Arbitration Commission South China Sub-commission for arbitration according to its then effective rules in Shenzhen. The arbitral award is final and binding upon the Parties.

8.4           Any rights, powers and remedies available to each of the Parties under any provision of this Agreement will not exclude any other rights, powers and remedies available to such Party under laws or any other provisions of this Agreement, and the exercise of any of its rights, powers and remedies by any Party will not prevent its exercise of any other rights, powers and remedies.

8.5           Failure or delay to exercise any of its rights, powers or remedies under this Agreement (“These Rights”) by either Party will not operate as its waiver of These Rights. Single or partial exercise of These Rights by any Party shall not prevent its exercise of These Rights by any other means or its exercise of any These Rights.

8.6           Headings in this Agreement are inserted for convenience only and will not operate as or affect interpretation of this Agreement.

8.7           Each provision under this Agreement is severable and independent from any other provisions hereunder.  If any one or more provisions under this Agreement is held invalid, illegal or unenforceable, it will not affect the validity, legality and enforceability of the remainder of this Agreement.

8.8           Any amendment or supplement to this Agreement will be null and void unless it is in written agreement duly signed by the Parties.

8.9           Without prior written consent from the Lender, none of the Borrowers may transfer any of its rights and obligations under this Agreement to any third party.  The Lender may transfer any of its rights and obligations under this Agreement to any third party nominated by it with a notice to the other Parties.

8.10         This Agreement will bind upon any permitted successor of any Party.

[Remainder left Blank]

(Signature page)

By:	/s/ Zou Shenglong

By:	/s/ Cheng Hao

By:	/s/ Wang Fang

By:	/s/ Shi Jianming

By:	/s/ Guangzhou Shulian Information Investment Co., Ltd.

(Affixed with common seal of the company)

By:	/s/ Giganology (Shenzhen) Ltd.

(Affixed with common seal of the company)